Exhibit 99.1

GameSquare Granted 180-Day Extension by Nasdaq to
Regain Compliance with Minimum Bid Price Requirement

FRISCO, TX, March 11, 2026 — GameSquare Holdings, Inc. (NASDAQ: GAME) (“GameSquare” or “the Company”) today announced that on March 10, 2026, it received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq approved the Company’s request for an additional 180-calendar day extension to regain compliance with the minimum closing bid price requirement of US$1.00 per share. The Company now has until September 7, 2026 to regain compliance, as set forth in Nasdaq Listing Rule 5810(c)(3)(A).

Nasdaq’s extension notice has no immediate effect on the continued listing status of the Company’s common stock on the Nasdaq Capital Market under the symbol “GAME”. If at any time during the additional 180-day extension, the bid price of the Company’s common stock closes at, or above, $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Nasdaq’s determination to grant the extension was based on: (i) GameSquare meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and (ii) GameSquare’s written notice of its intention to cure the deficiency during the extension period by effecting a reverse stock split, if necessary. GameSquare remains committed to full compliance with all Nasdaq listing requirements and will continue to monitor its share price closely. The Company plans to take all necessary actions within the prescribed period to regain compliance.

About GameSquare Holdings, Inc.

GameSquare (NASDAQ: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Statements:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our ability to regain compliance with the Nasdaq continued listing requirements. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, including the Nasdaq Minimum Bid Price Requirement, the potential de-listing of our shares from the Nasdaq Capital Market due to our failure to comply with the Nasdaq Minimum Bid Price Requirement, and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

GameSquare Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

GameSquare Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com